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                                                                    EXHIBIT 23.2


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our reports dated May 29, 2001, except with respect to the matter discussed in Note 15, as to which the date is June 18, 2001, included in AdvancePCS's Form 10-K for the year ended March 31, 2001, as filed on June 29, 2001, and to all references to our Firm included in this registration statement.


                                                   /s/ ARTHUR ANDERSEN LLP


Dallas, Texas
   June 29, 2001